UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2008

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

First Closing of Private Placement
On December 8, 2008, we conducted a first closing (the "First Closing") of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,077,500 principal amount of 12% Senior Notes ("Notes") and five year warrants to purchase a total of 862,000 shares of our common stock at $1.00 per share (the "Warrant Shares"). We received $1,077,500 in gross proceeds (net proceeds of $947,425) in the First Closing. An application for approval from the American Stock Exchange ("AMEX") for listing of thee Warrant Shares will be made as soon as practicable after the Second Closing (see below). Under the terms of the offering, the exercise price of the warrants was to be greater of 115% of the five day weighted average closing prices of our common stock as reported by AMEX for the five trading days ended on December 4, 2008 or $1.00 per share.
We may receive additional gross proceeds of approximately $862,000 from the exercise of the Warrants issued in the First Closing, exclusive of any proceeds from the exercise of placement agent warrants issued in the offering. No assurances can be given that any of the Warrants will be exercised.
In connection with the offer and sale of securities to the purchasers in the First Closing, our exclusive placement agent was Cantone Research, Inc., a FINRA member broker- dealer. Cantone Research, Inc. received sales commissions of $107,750 and non-accountable expenses of $32,325. In addition, we issued placement agent warrants to purchase a total of 86,200 shares, of which Cantone Research, Inc. received placement agent warrants to purchase 77,580 shares and Galileo Asset Management, S. A. received warrants to purchase 8,620 shares.
S-3 Registration Statement
In connection with the Offering, we agreed to file a registration statement by July 31, 2008 with the Securities and Exchange Commission on Form S-3 covering the secondary offering and resale of the Warrant Shares sold in the Offering.
We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. We believe that the purchasers are "accredited investors", as such term is defined in Rule 501(a) promulgated under the Securities Act.
Second Closing of Private Placement
The offering will terminate on or prior to December 31, 2008 (the "Second Closing"). The sale of additional units at the Second Closing will be on similar terms and conditions.

Item 7.01 Regulation FD Disclosure.

On December 9, 2008, we issued a press release announcing the First Closing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
I

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press release, dated December 9, 2008, announcing the First Closing (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

December 9, 2008	By:	Akio Ariura

Name: Akio Ariura
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Re First Closing dated December 9, 2008